EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A ordinary shares of Phoenix Tree Holdings Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date:  February 16, 2021

Joy Capital I, L.P.

By: Joy Capital I GP, L.P.
Its: general partner

By: Joy Capital GP, Ltd.
Its: general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital I GP, L.P.

By: Joy Capital GP, Ltd.
Its: general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital II, L.P.

By: Joy Capital II GP, L.P.
Its: general partner

By: Joy Capital GP, Ltd.
Its: general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital II GP, L.P.

By: Joy Capital GP, Ltd.
Its: general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Success Golden Group Limited

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital Opportunity, L.P.

By: Joy Capital Opportunity GP, L.P.
Its: general partner

By: Joy Capital GP, Ltd.
Its: general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital Opportunity GP, L.P.

By: Joy Capital GP, Ltd.
Its: general partner

By:	/s/ Erhai Liu
Erhai Liu, Director

Joy Capital GP, Ltd.

By:	/s/ Erhai Liu
Erhai Liu, Director